                                                                EXHIBIT 11(a)






                        Independent Auditors' Consent




The Board of Directors of
    The ARCH Fund, Inc.




We consent to the reference to our firm under the heading "Independent Auditors" in the Statement of Additional Information included herein.
We also consent to the use of our report dated January 23, 1998 as incorporated by reference in The ARCH Fund, Inc. -- Statement of Additional Information dated March 31, 1998 as previously filed with the Securities and Exchange Commission and to the reference to our firm under the heading "Independent Auditors" in that Statement of Additional Information which has been incorporated by reference in its entirety herein.








Columbus, Ohio
October 30, 1998